Exhibit 99.1

Greenland Technologies Holding Corporation Completes Its Move to a New Manufacturing Facility

New York, NY, October 28, 2019 — Greenland Technologies Holding Corporation, formerly known as Greenland Acquisition Corporation (the “Company” or “Greenland”) (Nasdaq: GLAC) announces that its operating subsidiary in China, Zhejiang Zhongchai Machinery (“Zhongchai”) has recently completed moving out of its leased facility and into a newly-constructed modern manufacturing facility in Shaoxing, China. This new facility is owned by Zhongchai and boasts an annual production capacity of 200,000 sets of transmission systems, as compared to 80,000 sets in the previous facility, a 150% increase. Additionally, this new facility features high precision and high efficient manufacturing capability.

Peter Zuguang Wang, the Chairman of the Company, remarked, “This move will increase our production capability significantly and enable us to deliver more highly competitive products to the market and to produce robotic cargo carriers in the near future.”

About Greenland

Greenland Technologies Holding Corporation is a British Virgin Islands company. It is a developer and manufacturer of traditional transmission products for material handling machineries and a developer of a robotic cargo carrier prototype expected to be available for commercial use in the near future in China.

Forward-Looking Statements

This press release contains statements that may constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Greenland, including those set forth in the Risk Factors section of Greenland’s Annual Report on Form 10-K and Definitive Proxy Statement on Schedule 14A filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Greenland’s expectations with respect to future performance and anticipated financial impacts of the business transaction.

Greenland undertakes no obligation to update these statements for revisions or changes after the date of this release, except as may be required by law.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Certain of these factors are outside the parties’ control and may be difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include: business conditions; natural disasters; changing interpretations of U.S. Generally Accepted Accounting Principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the businesses of Greenland,; difficulties in maintaining and managing continued growth; restrictions on the ability to make dividend payments;, general economic conditions; geopolitical events and regulatory changes; and the failure to maintain the listing of Greenland’s securities on the Nasdaq Stock Market.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in Greenland’s filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements in this press release, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to publicly update or revise any forward-looking statements in this press release to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as may be required by law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance of the Company following the closing of the Business Combination or otherwise.

Company Contact:

Greenland Technologies Holding Corporation

Jing Jin

+86 182-6810-4220